Exhibit 31.1

LEIDOS HOLDINGS, INC. AND LEIDOS, INC.

CERTIFICATION OF CHIEF EXECUTIVE OFFICER PURSUANT TO

SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, Roger A. Krone, certify that:

1.	I have reviewed this Amendment No. 1 on Form 10-K/A to the Transition Report on Form 10-K of Leidos Holdings, Inc. and Leidos, Inc.; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 28, 2016

/s/ Roger A. Krone
Roger A. Krone
Chief Executive Officer